Item 30. Exhibit (h) i. m1i

AMENDMENT NO. 1 TO THE FUND PARTICIPATION AGREEMENT

AMONG MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

JPMORGAN INSURANCE TRUST, AND J.P. MORGAN INVESTMENT MANAGEMENT INC.

THIS AMENDMENT, made and entered into as of the 26th day of August, 2021, amends the Fund Participation Agreement entered into as of the 15th day of December, 2016, as amended (the “Agreement”) by and among MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, a life insurance company organized under the laws of the Commonwealth of Massachusetts (the “Company”), JPMORGAN INSURANCE TRUST (the "Trust"), and J.P. MORGAN INVESTMENT MANAGEMENT INC. (the “Adviser”).

WHEREAS, the parties desire to amend the Agreement;

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

1.	The parties wish to amend the Agreement to add C.M. Life Insurance Company, a Connecticut life insurance company, as a party. The parties agree to add C.M. Life Insurance Company to the Agreement with the same rights and obligations as Massachusetts Mutual Life Insurance Company thereunder.

2.	All references in the Agreement to “Company” shall be deemed to include C.M. Life Insurance Company.

3.	Schedule A to the Agreement is hereby deleted in its entirety and replaced with the attached Schedule A.

IN WITNESS WHEREOF, the parties hereto have entered into this Agreement on this 26th day of August, 2021.

Massachusetts Mutual Life Insurance Company.

By:	/s/ Michael S. Dunn
Name:	Michael S. Dunn
Title:	Head of Institutional Insurance

C.M. Life Insurance Company.

By:	/s/ Michael S. Dunn
Name:	Michael S. Dunn
Title:	Vice President

J.P. Morgan Insurance Trust.

By:	/s/ Jeffrey House [_____]
Name:	Jeffrey House
Title:	Vice President

J.P. Morgan Investment Management Inc.

By:	/s/ Chris Connelly [_____]
Name:	Chris Connelly
Title:	Managing Director, Finance, JPMAM

SCHEDULE A

SEPARATE ACCOUNTS AND CONTRACTS

Separate Accounts and Contracts as of August 26, 2021 which Accounts and Contracts may be changed from time to time upon written notification to the Trust by the Company within a reasonable time from such change:

Name of Separate Account and Date Established by Board of Directors	Contract Funded by Separate Account
Massachusetts Mutual Variable Life Separate Account I	MassMutual ElectrumSM (SL-18)
C.M. Life Variable Life Separate Account I	Electrum SelectSM